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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                           ------------------------

                                  FORM 8-K/A

                               Amendment No. 1
                                      to
                           Current Report Pursuant
                        to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


               Date of Report: January 21, 1997 (Date of Earliest

                      Event Reported: December 11, 1996)

                      EL PASO ENERGY CREDIT CORPORATION
                    (Formerly Tenneco Credit Corporation)
            (Exact Name of Registrant as Specified in the Charter)

                                   Delaware
                (State or Other Jurisdiction of Incorporation)

             1-15095                                   76-0010368
     (Commission File Number)             (I.R.S. Employer Identification No.)

El Paso Energy Building
1001 Louisiana Street
Houston, Texas                                                       77002
(Address of Principal Executive Offices)                           (Zip Code)

                                 (713) 757-2131
               (Registrant's Telephone Number, Including Area Code)

                           Tenneco Credit Corporation
                                1275 King Street
                          Greenwich, Connecticut 06831
                        (Former name or former address,
                         if changed since last report)

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Items 1 and 2. Changes in Control of Registrant; Acquisition or
               Disposition of Assets

        On December 12, 1996, Tenneco Credit Corporation (the "Company"), an indirect wholly owned subsidiary of Tenneco Inc. ("Parent Company"), became an indirect subsidiary of El Paso Natural Gas Company ("El Paso") as a result of the Merger described below involving Parent Company and an indirect subsidiary of El Paso. References herein to "Old Tenneco" refer to Parent Company prior to the Distributions and Merger described below and references to "El Paso Tennessee" refer to Parent Company following the Distributions and Merger. In the Merger, Old Tenneco (i.e., Tenneco Inc.) changed its name to "El Paso Tennessee Pipeline Co." The Company remains an indirect wholly owned subsidiary of El Paso Tennessee and, as a result of the Merger, became an indirect subsidiary of El Paso. On December 16, 1996, the Company changed its name to "El Paso Energy Credit Corporation."

        On December 12, 1996, El Paso Merger Company, an indirect subsidiary of El Paso ("El Paso Merger Sub"), merged with and into Old Tenneco (the "Merger"), which became an indirect subsidiary of El Paso. The Merger was effected in accordance with the Amended and Restated Agreement and Plan of Merger, dated as of June 19, 1996 (the "Merger Agreement"), among El Paso Merger Sub, El Paso and Old Tenneco, which Merger Agreement is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference. In addition, El Paso and New Tenneco Inc. ("New Tenneco") entered into a Letter Agreement, dated December 11, 1996, relating to the Merger, which Letter Agreement is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference. Prior to the Merger, Old Tenneco and its subsidiaries (including the Company) effected various intercompany transfers and distributions which restructured, divided and separated their businesses, assets and liabilities so that all the assets, liabilities and operations related to their automotive parts, packaging and administrative services businesses (collectively, the "Industrial Business") and their shipbuilding business (the "Shipbuilding Business") were spun-off to Old Tenneco's then existing common stockholders (the "Distributions"). The Distributions were effected on December 11, 1996 pursuant to the Distribution Agreement dated as of November 1, 1996 (as amended, the "Distribution Agreement"), among Old Tenneco, New Tenneco and Newport News Shipbuilding Inc. ("Newport News"), which Distribution Agreement is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference. Following the Distributions, the remaining operations of Old Tenneco consisted primarily of those operations related to the transmission and marketing of natural gas.

        The consideration paid by El Paso in the Merger consisted of:

        o the retention after the Merger of approximately $2.6 billion of debt and preferred stock obligations of Old Tenneco, subject to certain adjustments (which obligations consisted, in part, of (1) approximately $200 million of public debt of Old Tenneco outstanding at the effective time of the Merger, (2) $2.1 billion of debt of Old Tenneco outstanding at the effective time of the Merger under a $3 billion Revolving Credit and Competitive Advance Facility Agreement, dated as of November 4, 1996 (the "Credit Agreement"), among Old Tenneco, the banks and other financial institutions party thereto and The Chase Manhattan Bank, as agent, and (3) $300 million of Old Tenneco preferred stock);




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        o    the issuance of 18.8 million shares of common stock of El Paso valued at approximately $914 million, based on a closing price per share of common stock on the New York Stock Exchange of $48.625 on December 9, 1996, to the holders of Old Tenneco's common stock and two series of its preferred stock; and

        o the retention of liabilities related to certain discontinued businesses of Old Tenneco which El Paso estimated to be approximately $600 million.


The number of shares of El Paso's common stock issued in the Merger to stockholders of Old Tenneco was determined pursuant to formulas set forth in the Merger Agreement. In the Merger, (i) a holder of Old Tenneco's common stock received .093 of a share of El Paso's common stock for each share of Old Tenneco common stock, (ii) a holder of Old Tenneco's $7.40 Cumulative Preferred Stock received 2.365 shares of El Paso's common stock for each such share of $7.40 Cumulative Preferred Stock, and (iii) a holder of Old Tenneco's $4.50
Cumulative Preferred Stock received 2.365 shares of El Paso's common stock for each such share of $4.50 Cumulative Preferred Stock.

        As a result of the Merger, El Paso indirectly owns 100% of the common equity and approximately 75% of the combined equity value of El Paso Tennessee. Currently, approximately $300 million of preferred stock issued in a public offering by Old Tenneco on November 18, 1996 remains outstanding. The holders of such preferred stock have the right to elect one-sixth of the board of directors of El Paso Tennessee.

        The reorganization of Old Tenneco, including the Merger and the Distributions, was approved by the stockholders of Old Tenneco at a special meeting of stockholders on December 10, 1996. The issuance of common stock of El Paso in the Merger was approved by the stockholders of El Paso at a special meeting of stockholders on December 9, 1996.

        El Paso currently is engaged in a comprehensive review of the business and operations of El Paso Tennessee and its subsidiaries (collectively, "Tenneco Energy"). Following the completion of such review, El Paso intends to integrate, for the most part, the operations of Tenneco Energy with those of El Paso to increase operating and administrative efficiency through consolidation and reengineering of facilities, workforce reductions and coordination of purchasing, sales and marketing activities. El Paso anticipates that the complementary interstate and intrastate pipeline operations and gas marketing activities of El Paso and Tenneco Energy should provide the combined company with increased operating flexibility and access to additional customers and markets. As previously disclosed, El Paso is in the process of monetizing certain assets of Tenneco Energy through asset sales and non-recourse project financings. In December 1996 El Paso received approximately $400 million in proceeds from the sale of a 70% interest in Tenneco Energy's two Australian pipelines and a related debt financing. It also has completed the sale of its oil and gas exploration, production and financing unit, formerly known as Tenneco Ventures, in a $105 million transaction. The net proceeds from these monetization transactions were used to repay outstanding borrowings under the Credit Agreement. El Paso is also pursuing the monetization of other assets.


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        The directors and executive officers of the Company prior to the Merger resigned as of the effective time of the Merger. The following persons are presently serving as directors and executive officers of the Company in the capacities indicated:

            NAME                                    POSITION
            ----                                    --------
        William A. Wise . . . . . . . . . Chairman of the Board, President,
                                            Chief Executive Officer and
                                            Director

        H. Brent Austin . . . . . . . . . Senior Vice President and Director

        Joel Richards III . . . . . . . . Senior Vice President and Director

        Britton White, Jr.  . . . . . . . Senior Vice President and Director

        Wayne B. Allred . . . . . . . . . Vice President and Treasurer

        Jeffrey I. Beason . . . . . . . . Vice President and Controller

        Stacy J. James. . . . . . . . . . Secretary


        As part of the Corporate Restructuring Transactions (as defined in the Distribution Agreement), the Company (i) liquidated certain retail farm and construction equipment receivables held by it for proceeds equal to the net book value of the receivables and subsequently distributed such proceeds to Old Tenneco, and (ii) transferred certain trade accounts receivable of other
Old Tenneco subsidiaries, and certain other assets and liabilities, held by the Company. These transactions are described in greater detail in Item 7(b) of this Current Report on Form 8-K to which reference is made and such Item 7(b) is incorporated by reference herein.

        As described above, Old Tenneco entered into the Credit Agreement under which a syndicate of banks and other financial institutions (the "Lenders") committed to provide up to $3 billion of financing to Old Tenneco on an unsecured basis. Chase Securities Inc. arranged the Credit Agreement and The Chase Manhattan Bank is acting as agent for the Lenders. A list of the Lenders is set forth on Exhibit 99 which is incorporated herein by reference. The Credit Agreement consists of a 364-day revolving credit facility, with a two-year term thereafter, the proceeds of which were used to effect the Debt Realignment (as defined and as described in the Merger Agreement) and for other general corporate purposes, and is guaranteed by El Paso. The borrowings under the Credit Agreement will mature in November 1999. Borrowings under the Credit Agreement bear interest at a rate per annum equal to, at the borrowers' option, either


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

                (a) the highest of (i) the rate from time to time publicly announced by The Chase Manhattan Bank in New York City as its prime rate, and (ii) the federal funds effective rate from time to time plus 1/2 of 1%, or

                (b) the average of the rates at which eurodollar deposits for one, two, three or six months or, subject to availability to each Lender, nine or 12 months (as selected by the borrowers) are offered in the interbank eurodollar market in the approximate amount of the relevant loan, plus the Applicable Margin.

The "Applicable Margin" will be based on El Paso's senior long-term debt rating, as determined from time to time, or if El Paso's debt is not rated, each rating agency will be assumed to have assigned its lowest rating. At December 26, 1996, the outstanding loans under the Credit Agreement bore a weighted average interest rate of 5.94% per annum.

        The Credit Agreement requires that El Paso's ratio of total indebtedness to total indebtedness plus net worth not exceed 70%. Failure to satisfy the foregoing minimum requirement will be a default under the Credit Agreement that will enable the Lenders to refuse to loan funds to El Paso Tennessee and to accelerate the indebtedness thereunder. The Credit Agreement also imposes prohibitions or limitations on liens (other than agreed permitted liens), subsidiary indebtedness and guarantee obligations, and asset dispositions (with certain permitted exceptions), among others. The Credit Agreement contains certain default provisions, including, among other things,
(i) nonpayment of any amount due to the lenders under the Credit Agreement,
(ii) material breach of representations and warranties, (iii) default in the performance of covenants, (iv) bankruptcy or insolvency, (v) cross-default with respect to indebtedness for borrowed money and related guaranty obligations in excess of $100 million, and (vi) a judgment suffered by El Paso in excess of $50 million not covered by insurance and which judgment shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days.

Item 7. Financial Statements and Exhibits.

        (b) Pro forma financial information:



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                       EL PASO ENERGY CREDIT CORPORATION

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

        The following Unaudited Pro Forma Consolidated Balance Sheet of the Company as of September 30, 1996 and the Unaudited Pro Forma Consolidated Statements of Income for the nine months ended September 30, 1996 and the year ended December 31, 1995, have been prepared to reflect: (i) the effect on the Company of the Debt Realignment; (ii) the liquidation of retail farm and construction equipment receivables held by the Company for proceeds equal to the net book value of the receivables and the subsequent distribution of such proceeds to Old Tenneco; and (iii) the transfer of certain trade accounts receivable of other Old Tenneco subsidiaries, and certain other assets and liabilities, held by the Company as part of the Corporate Restructuring Transactions. Subsequent to the transactions assumed in the Unaudited Pro Forma Consolidated Financial Statements, the Company's operations, assets and liabilities will be significantly reduced from historical levels, and its assets, revenues and income will principally relate to certain interest-bearing notes and advances receivable from affiliated El Paso Tennessee subsidiaries.

        Certain pro forma adjustments represent the transfer of assets and liabilities pursuant to the Corporate Restructuring Transactions from the Company to other entities that were also subsidiaries of Old Tenneco. The accounting for the transfer of assets and liabilities pursuant to the Corporate Restructuring Transactions represents a reorganization of companies under common control and, accordingly, all transfers of assets and liabilities are reflected at historical cost.

        The Unaudited Pro Forma Consolidated Balance Sheet has been prepared as if such transactions occurred on September 30, 1996; the Unaudited Pro Forma Consolidated Statements of Income have been prepared as if such transactions occurred as of January 1, 1995. The Unaudited Pro Forma Consolidated Financial Statements set forth on the following pages are unaudited and are not necessarily indicative of the results that would have actually occurred if the transactions had been consummated as of September 30, 1996, or January 1, 1995, or results which may be attained in the future.

        The pro forma adjustments, as described in the Notes to the Unaudited Pro Forma Consolidated Financial Statements, are based upon available information and upon certain assumptions that management believes are reasonable. The Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the Company's consolidated financial statements, and notes thereto. Unless otherwise defined herein, the capitalized terms herein have the meanings assigned to such terms in the Merger Agreement.



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
                       EL PASO ENERGY CREDIT CORPORATION

                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                              SEPTEMBER 30, 1996

                                  (MILLIONS)



                                                                      CONSOLIDATED    PRO FORMA    CONSOLIDATED
                                                                       HISTORICAL    ADJUSTMENTS     PRO FORMA
                                                                      ------------   -----------   ------------
ASSETS
    Notes and accounts receivable purchased from affiliates, net . .    $  540        $(165)(a)       $106
                                                                                       (269)(c)
    Equipment under operating leases (at cost), net. . . . . . . . .        48          (48)(b)         --
    Cash and cash equivalents  . . . . . . . . . . . . . . . . . . .        --          269 (c)         --
                                                                                       (269)(d)
    Notes and advances receivable from affiliates, net . . . . . . .       412          163 (a)        821
                                                                                        (23)(e)
                                                                                        269 (d)

    Other assets . . . . . . . . . . . . . . . . . . . . . . . . . .         2            6 (b)          6
                                                                                         (2)(e)
                                                                        ------        -----           ----
    Total assets . . . . . . . . . . . . . . . . . . . . . . . . . .    $1,002        $ (69)          $933
                                                                        ======        =====           ====

LIABILITIES
    Senior notes . . . . . . . . . . . . . . . . . . . . . . . . . .    $  615        $(560)(e)       $ 27
                                                                                        (28)(b)
    Subordinated notes . . . . . . . . . . . . . . . . . . . . . . .        92          (85)(e)          7
    Accrued interest . . . . . . . . . . . . . . . . . . . . . . . .        16          (15)(e)          1
    Deferred income taxes  . . . . . . . . . . . . . . . . . . . . .        14          (14)(b)       ----
    Other current liabilities  . . . . . . . . . . . . . . . . . . .         6           (2)(a)          4
                                                                        ------        -----           ----
    Total liabilities  . . . . . . . . . . . . . . . . . . . . . . .       743         (704)            39
                                                                        ------        -----           ----

STOCKHOLDER'S EQUITY
    Common stock and other capital surplus . . . . . . . . . . . . .       188          635 (e)        823
    Retained earnings  . . . . . . . . . . . . . . . . . . . . . . .        71                          71
                                                                        ------        -----           ----
                                                                           259          635            894
                                                                        ------        -----           ----
    Total liabilities and stockholder's equity . . . . . . . . . . .    $1,002        $ (69)          $933
                                                                        ======        =====           ====




See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.







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
                      EL PASO ENERGY CREDIT CORPORATION

              UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT

                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

                                  (MILLIONS)

                                                        Consolidated    Pro Forma    Consolidated
                                                         Historical    Adjustments     Pro Forma
                                                        ------------   -----------   ------------

Revenues and interest income .........................     $65            $(28)(f)        $13
                                                                           (20)(g)
                                                                            (4)(h)
Interest income on notes and advances
  from affiliates ....................................       9              18 (j)         27
Less:
  Interest expense ...................................      54             (50)(i)          4
  Depreciation and amortization ......................       1              (1)(h)         --
  Operating and administrative .......................       6              (6)(g)         --
                                                           ---            ----            ---
                                                            13              23             36
Other income--Gain on sale of receivables ............       2              (1)(f)          1
                                                           ---            ----            ---
Income before income taxes ...........................      15              22             37
Income taxes .........................................       6               8 (k)         14
                                                           ---            ----            ---
Net income ...........................................     $ 9            $ 14            $23
                                                           ===            ====            ===



See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.







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
                      EL PASO ENERGY CREDIT CORPORATION

              UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT

                     FOR THE YEAR ENDED DECEMBER 31, 1995

                                  (MILLIONS)




                                                         CONSOLIDATED   PRO FORMA    CONSOLIDATED
                                                          HISTORICAL   ADJUSTMENTS     PRO FORMA
                                                          ----------   -----------   ------------

Revenues and interest income  . . . . . . . . . . . . . .   $128         $(30)(f)          $33
                                                                          (59)(g)
                                                                           (6)(h)
Interest income on notes and advances from affiliates . .      6           28 (j)           34

Less:
  Interest expense  . . . . . . . . . . . . . . . . . . .     86          (79)(i)            7
  Depreciation and amortization . . . . . . . . . . . . .      2           (2)(h)           --
  Operating and administrative  . . . . . . . . . . . . .     13          (12)(g)            1
                                                            ----         ----              ---
                                                              33           26               59
Other income -- Gain (loss) on sale of receivables  . . .     (1)           2 (f)            1
                                                            ----         ----              ---
Income before income taxes  . . . . . . . . . . . . . . .     32           28               60
Income taxes  . . . . . . . . . . . . . . . . . . . . . .     11           11 (k)           22
                                                            ----         ----              ---
Net income  . . . . . . . . . . . . . . . . . . . . . . .   $ 21         $ 17              $38
                                                            ====         ====              ===

-------

Note: The Company's historical and pro forma results of operations for the year ended December 31, 1995 include $13 million (on a pre-tax basis) of interest income earned on a note receivable held by the Company which was sold in December 1995.







See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.





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                       EL PASO ENERGY CREDIT CORPORATION


        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


(a) To reflect the transfer to Old Tenneco, and ultimately to New Tenneco, of automotive parts and packaging trade accounts receivable previously sold to the Company by other Old Tenneco subsidiaries in exchange for a note receivable from Old Tenneco.

(b) To reflect the transfer to New Tenneco of the Company's ownership interest, and the associated assets and liabilities, in Counce Limited Partnership and Counce Finance Corporation (which were both direct or indirect wholly-owned subsidiaries of the Company) in exchange for a preferred stock ownership interest in a separate Tenneco subsidiary, pursuant to the Corporate Restructuring Transactions.

(c) To reflect the liquidation of the retail farm and construction equipment receivables held by the Company for proceeds assumed to equal the net book value of such receivables.

(d) To reflect a cash distribution to Old Tenneco of the proceeds received from the liquidation of the retail farm and construction equipment receivables in exchange for a note receivable from Old Tenneco.

(e) To reflect the restructuring of the Company's debt pursuant to the Debt Realignment, and the payment of accrued interest on the Company's debt redeemed, defeased or tendered as part of the Debt Realignment. Approximately $23 million of the Company's debt was defeased with proceeds from an intercompany advance from Old Tenneco. The remainder of the Company's debt was redeemed or tendered through a capital contribution from Old Tenneco.

(f) To reflect the reversal of earned finance charges (interest income) and gains or losses on the sales of receivables related to automotive parts and packaging trade receivables transferred as part of the Corporate Restructuring Transactions.

(g) To reflect the reversal of earned finance charges (interest income) and certain operating costs related to retail farm and construction equipment receivables which were liquidated by the Company.

(h) To reflect the reversal of rental revenues and depreciation and amortization related to certain property owned by the Company which was transferred to New Tenneco as part of the Corporate Restructuring Transactions.

(i) To reflect the effect on interest expense of the reductions in the Company's debt attributable to the Debt Realignment and the transfer of certain other debt to New Tenneco pursuant to the Corporate Restructuring Transactions.

(j) To reflect the additional interest income which would be earned by the Company from the notes receivable from Old Tenneco received as part of the Corporate Restructuring Transactions. See footnotes (a), (d) and (e) above.

(k) To reflect the income tax expense effects of the pro forma adjustments at an assumed effective tax rate of 39%.






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
        (c)  Exhibits:

                The following exhibits are incorporated herein by reference to a prior filing as indicated.


 2.1 Amended and Restated Agreement and Plan of Merger, dated as of June 19, 1996, among El Paso, El Paso Merger Company and Old Tenneco (Exhibit 2.1 to El Paso Natural Gas Company's Form 8-K dated December 26, 1996, File No. 1-2700).

 2.2 Distribution Agreement, dated as of November 1, 1996, among Old Tenneco, New Tenneco Inc. and Newport News Shipbuilding Inc. (Exhibit
        2.2 to El Paso Natural Gas Company's Form 8-K dated December 26, 1996, File No. 1-2700).

 2.3    Amendment No. 1 to Distribution Agreement, entered into as of
        December 11, 1996, among Old Tenneco, New Tenneco and Newport News (Exhibit 2.3 to El Paso Natural Gas Company's Form 8-K/A dated January 21, 1997, File No. 1-2700).

 2.4 Letter Agreement, dated December 11, 1996, between El Paso and New Tenneco Inc. (Exhibit 2.4 to El Paso Natural Gas Company's Form 8-K/A dated January 21, 1997, File No. 1-2700).

99 List of Lenders under the Credit Agreement (Exhibit 99.1 to El Paso Natural Gas Company's Form 8-K dated December 26, 1996, File No. 1-2700).



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        EL PASO ENERGY CREDIT CORPORATION


                                        By /s/ H. BRENT AUSTIN
                                          --------------------------
                                               H. Brent Austin
                                            Senior Vice President


Date: January 21, 1997






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